Exhibit 3

JOINT FILING AGREEMENT
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, along with all other such Reporting Persons, on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Common Stock, $0.50 par value, of Mylan Inc., and that this Agreement be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of this 11th day of January, 2008.

D. E. Shaw Composite Portfolios, L.L.C.
By:	D. E. Shaw & Co., L.L.C., as
managing member

	By:	/s/ Rochelle Elias
Rochelle Elias Chief Compliance Officer

D. E. Shaw Valence Portfolios, L.L.C.
By:	D. E. Shaw & Co., L.P., as
managing member

	By:	/s/ Rochelle Elias
Rochelle Elias Chief Compliance Officer

D. E. Shaw & Co., L.L.C.

By:	/s/ Rochelle Elias
Rochelle Elias Chief Compliance Officer

D. E. Shaw & Co., L.P.

By:	/s/ Rochelle Elias
Rochelle Elias Chief Compliance Officer

David E. Shaw

By:	/s/ Rochelle Elias
Rochelle Elias Attorney-in-Fact for David E. Shaw